UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

BITZIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51688	16-1734022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

548 Market Street, Suite 18224
San Francisco, CA 94104
(Address of principal executive offices) (zip code)

(213) 400-0770
(Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Share Purchase Agreement

On May 23, 2012, Bitzio, Inc. (the “Registrant”) and its subsidiary, Bitzio Studios, Inc. (the “Subsidiary”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Manny Bains, Tejinder Gill and Brendan Shaw (collectively, the “Holders”), the owners of all of the issued and outstanding shares of Motion Pixel Corporation Holdings, a corporation incorporated under the laws of Costa Rica (“MPCH”).  Pursuant to the Share Purchase Agreement, the Subsidiary purchased all of the outstanding shares of MPCH from the Holders in exchange for 6,500,000 shares of the Registrant’s common stock (the “Acquisition”).  MPCH is a media and animation studio with operations in the U.S., Costa Rica, and India.  The MPCH acquisition adds 35 animators, developers and managers to the Registrant’s global development team.  Pursuant to the Share Purchase Agreement, each of the Subsidiary and Holders made representations, warranties, covenants and agreements customary for a transaction of this type.

Consulting Agreement

On May 23, 2012, the Subsidiary and MPCH entered into a one-year Consulting Agreement (the “Consulting Agreement”) with Latin America Futbol Corp., a corporation incorporated under the laws of Florida (“LAFC”).  Pursuant to the Consulting Agreement, LAFC will receive (i) $100,000 over the one-year term of the Consulting Agreement, (ii) cash from revenue sharing based on revenues generated by MPCH (“Revenue Sharing”) and (iii) shares of the Registrant’s common stock for LAFC expenses that exceed cash from the Revenue Sharing.  The shares of the Registrant’s common stock shall be based on the average closing price of the Registrant’s common stock; provided that the price shall not be less than $0.25 per share and not more than $0.50 per share.  LAFC may also receive up to 3,000,000 for achieving certain milestones.

The foregoing description of the Share Purchase Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information relating to the Registrant’s acquisition of MPCH described in Item 1.01, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information relating to the Registrant’s acquisition of MPCH described in Item 1.01, which is incorporated herein by reference.  The shares of the Registrant’s common stock were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

Item 8.01 Other Events

On May 23, 2012, the Registrant issued a press release announcing the acquisition of MPCH. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

The financial statements required by Item 9.01 for the periods specified in Rule 8-04(b) of Regulation S-X for smaller reporting companies will be filed by amendments to this Current Report on Form 8-K on or before August 6, 2012.

(b)          Pro Forma Financial Information

The pro forma financial information required by Item 9.01 for the periods specified in Rule 8-05 of Regulation S-X for smaller reporting companies will be filed by amendments to this Current Report on Form 8-K on or before August 6, 2012.

(d)          Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Share Purchase Agreement, dated May 23, 2012*
Exhibit 10.2	Consulting Agreement, dated May 23, 2012
Exhibit 99.1	Press Release issued by Bitzio, Inc., dated May 23, 2012

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitzio, Inc.

Dated: May 30, 2012		/s/ William Schonbrun
	By:	William Schonbrun
	Its:	President and Chief Executive Officer